Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the incorporation by reference of our report dated February 1, 2017, included as part of the consolidated financial statements of Sanchez Production Partners LP as of December 31, 2016, which are incorporated by reference into the Registration Statement on Form S-3 and related prospectus of Sanchez Production Partners LP. We also consent to all the references to us contained in such Registration Statement, including in the prospectus under the heading “Experts.”

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Houston, Texas

April 10, 2017